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                                                                     Exhibit 2.1

  NUMBER                                                              SHARES
(BOB      )                           [LOGO]                        (         )


    THIS CERTIFICATE IS
TRANSFERABLE IN NEW YORK, NY    THE BANK OF BERMUDA LIMITED    CUSIP G07644 10 0
       AND BERMUDA
                                                               SEE REVERSE FOR
                     INCORPORATED UNDER THE LAWS OF BERMUDA  CERTAIN DEFINITIONS


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        THIS CERTIFIES THAT











        IS/ARE THE REGISTERED HOLDER(S) OF:




Fully Paid Shares of the Par Value of One Dollar Bermuda
Currency in the Capital Stock of the Bank of Bermuda Limited
transferable only on the books of the Bank, in accordance
with its Incorporating Act and Bye-laws by the holder(s)             (SEAL)
hereof in person or by duly authorised Attorney on the surrender of this certificate. This certificate is not valid until countersigned and registered by an authorised signatory of the Transfer Agent and Registrar.

     Witness the facsimile seal of the Bank and the facsimile signatures of two of its authorised officers.



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                                            COUNTERSIGNED AND REGISTERED:
                                               EQUISERVE TRUST COMPANY, N.A.
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR




   /s/ Joseph C.H. Johnson        /s/ Henry B. Smith

        CHAIRMAN                   PRESIDENT & CEO    BY:  /s/ Michael J. Foley

                                                          AUTHORISED SIGNATURE

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                                                       [LOGO] BANK OF BERMUDA




SHARE TRANSFER FORM
(THE BANK OF BERMUDA LIMITED COMMON SHARES P.V. BD$ 1.00)


Date of transfer                Consideration ($)               Stamp Duty ($)             Number of shares being transferred
-----------------------         -----------------------         -----------------------    ---------------------------------------


-----------------------         -----------------------         -----------------------    ---------------------------------------

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Transfer from: [_] Mr.          Transfer from Dividend          Transfer to: [_] Mr.
[_] Mrs. [_] Miss.              Reinvestment Plan:              [_] Mrs. [_] Miss
[_] Ms.                                                         [_] Ms.

Name of Transferor(s)           [_] Yes                         Name of Transferee(s)
-----------------------                                         -----------------------
                                                                                           Joint Dividend Reinvestment Plan [_] Yes

-----------------------                                         -----------------------    Certificate Required             [_] Yes


Address of                      Signed by                       Address of
 Transferor(s)                   Transferor(s)                   Transferee(s)
-----------------------         -----------------------         -----------------------
                                                                                           Type of co-ownership to be acquired by
                                                                                            Transferees

                                                                                           [_] Joint tenancy (i.e. with right of
                                                                                                survivorship)

                                                                                           [_] Tenancy in common





-----------------------         -----------------------         -----------------------


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FOR THE CONSIDERATION stated above the Transferor(s) hereby transfer(s) to the Transferee(s) the shares specified above subject to any conditions on which the said shares are or is now held by the Transferor(s) and the Transferee(s) hereby agree(s) to accept and hold the said shares subject to the said conditions.

This certificate also evidences certain Rights as set forth in a Rights Agreement between The Bank of Bermuda Limited and Bermuda
Trust Company Limited dated as of December 10, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is available for inspection by members at the registered office to the company. The company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement,
Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such person or by any subsequent holder, may be null and void. Rights shall not be exercisable for securities in any jurisdiction if (i) the requisite qualification in such jurisdiction shall not have been obtained, (ii) such exercise shall not be permitted under applicable law or (iii) if applicable, a registration statement in respect of such securities shall not have been declared effective. The Rights Agreement is subject to amendment as set out therein.
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